Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222155) of Foamix Pharmaceuticals Ltd. of our report dated February 27, 2018 relating to the financial statements, which appears in this Amendment No. 1 to Form 10‑K/A.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 1, 2018	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il